Exhibit 99.1

FirstEnergy Corp.	For Release: February 19, 2019
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces 2018 Financial Results
Affirms 2019 Guidance, Regulated Growth Projection of 6-8%

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported full-year 2018 GAAP earnings of $981 million, or $1.99 per basic and diluted share of common stock on revenue of $11.3 billion. In 2017 the company reported GAAP losses of $(1.7) billion, or
$(3.88) per basic and diluted share of common stock on revenues of $10.9 billion. Results for both periods include special items, listed below.

Operating (non-GAAP) earnings* for 2018 were $2.59 per share, which is at the upper end of the company’s guidance range, compared to $2.17 per share for 2017.

“We are beginning 2019 with tremendous momentum, following perhaps the most pivotal year in FirstEnergy’s history,” said Charles E. Jones, FirstEnergy president and chief executive officer. “In 2018 we executed on our strategy to become a premier, high-performance, fully regulated utility with a long-term, sustainable growth plan and investment grade credit ratings. Today, we are well positioned to build a brighter future for our shareholders, customers and employees as we continue to invest in our customer-focused growth initiatives.”

FirstEnergy affirmed its 2019 earnings guidance of $2.45 to $2.75 per fully diluted share, and compound annual growth rate projection of 6 to 8 percent for its transmission and distribution operations through 2021**. The compound annual growth rate excludes the requested two-year extension of the Ohio Distribution Modernization Rider. The company also introduced first quarter 2019 earnings guidance of $0.60 to $0.70 per share.

Fourth Quarter Results

For the fourth quarter of 2018, FirstEnergy reported GAAP earnings of
$128 million, or $0.25 per basic and diluted share of common stock, on revenue of
$2.7 billion. In the fourth quarter of 2017, the company reported a GAAP loss of
$(2.5) billion or $(5.62) per basic and diluted share of common stock, on revenue of
$2.7 billion. Results for both periods include the special items shown below.

Operating (non-GAAP) earnings* for the fourth quarter of 2018 were $0.50 per share. In the fourth quarter of 2017, operating (non-GAAP) earnings were $0.58 per share.

In FirstEnergy’s Regulated Distribution business, higher fourth quarter 2018 distribution deliveries, commodity margin and lower net financing costs were offset by higher operating and depreciation expenses.

Total distribution deliveries increased 1.2 percent compared to the fourth quarter of 2017 due to higher weather-related and industrial usage. Residential sales increased
0.5 percent, reflecting a 7 percent increase in heating degree days compared to the fourth quarter of 2017, and commercial deliveries increased 1.7 percent. Sales to industrial customers increased 1.4 percent, primarily due to higher usage in the shale gas and steel sectors. This marked the tenth consecutive quarterly increase in the company’s distribution deliveries to industrial customers.

In the Regulated Transmission business, fourth quarter 2018 results reflect a higher rate base associated with the company’s Energizing the Future transmission program, offset by higher operating expense.

In the Corporate/Other segment, lower operating expenses in the fourth quarter of 2018 was more than offset by higher income taxes and the estimated non-deductible portion of interest expense due to the Tax Cuts & Jobs Act that became effective in 2018.

Full Year 2018 Segment Results

For the full year of 2018, earnings increased in the Regulated Distribution business as a result of higher distribution deliveries and regulated commodity margin related primarily to weather and industrial usage, lower operating expense and the impact of rates that went into effect in Ohio and Pennsylvania. These factors were slightly offset by higher depreciation expense and general taxes.

In the Regulated Transmission business, full-year 2018 results benefited from higher transmission margin related to the company’s Energizing the Future initiative.

In the Corporate/Other segment, lower operating expense in 2018 was offset by income taxes, the non-deductible portion of interest expense, and higher financing costs.

Consolidated GAAP Earnings Per Share (EPS) to Operating (Non-GAAP) EPS* Reconciliation

	Fourth Quarter		Full Year
	2018	2017	2018	2017
Basic EPS (GAAP)	$0.25	$(5.62)	$1.99	$(3.88)
Excluding Special Items*:
Impact of full dilution to 538M shares	0	0.97	0.52	0.68
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.19	0.11	0.19	0.11
Regulatory charges	0.01	0.04	(0.2)	0.08
Debt redemption costs	0.01	0	0.22	0.01
Tax reform	0.02	0.25	0.04	0.25
Exit of competitive generation	0.02	4.83	(0.17)	4.92
Total Special Items*	0.25	6.20	0.60	6.05

Operating EPS (Non-GAAP)	$0.50	$0.58	$2.59	$2.17

Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by number of shares outstanding assuming full impact of dilution from the $2.5 billion equity issuance in January 2018 (538M fully diluted shares). The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pretax amount if deductible/taxable. The income tax rates range from 21% to 29% in the fourth quarter and full year of 2018, and 35% to 42% in the fourth quarter and full year of 2017.

Non-GAAP financial measures
* Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share and operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes specials items as discussed herein, for the periods presented in 2018 by 538 million shares and 540 million shares in 2019, which reflects the full impact of share dilution from the equity issuance in January 2018. As of the first quarter 2018, Regulated operating (non-GAAP) earnings (loss), Regulated operating earnings (loss) per share, and Regulated operating earnings (loss) per share by segment, which were non-GAAP financial measures used in the guidance provided in February 2018, are now referred to as Operating earnings (loss), Operating earnings (loss) per share, and Operating earnings (loss) per share by segment, respectively. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy (FE) has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

** The Company’s management team cannot estimate on a forward-looking basis the impact of special items in the context of Operating earnings (loss) per share growth projections because special items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections to a GAAP measure without unreasonable effort.

Deconsolidation
FirstEnergy Solutions Corp. (FES), FirstEnergy Nuclear Operating Company, Bayshore Power Company and a portion of Allegheny Energy Supply Company, LLC (including the Pleasants Power Station), representing substantially all of FirstEnergy’s operations that previously comprised the Competitive Energy Services reportable operating segment, are presented as discontinued operations in FirstEnergy’s consolidated financial statements resulting from the FES Bankruptcy and actions taken as part of the strategic review to exit commodity-exposed generation. The Pleasants Power Station was reclassified to discontinued operations following its inclusion in the definitive FES Bankruptcy settlement agreement for the benefit of FES' creditors. Prior period results have been reclassified to conform with such presentation as discontinued operations.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the fourth quarter and full year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Fourth Quarter 2018 Consolidated Report to the Financial Community.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view slides associated with the presentation at 10:00 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Fourth Quarter 2018 Earnings Conference Call link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate 24,500 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available. Unless the context requires otherwise, as used herein, references to “we,” “us,” “our,” and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations, and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit from commodity-based generation; the risks associated with the Chapter 11 bankruptcy proceedings involving FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating Company (FENOC) (FES Bankruptcy) that could adversely affect FirstEnergy, FirstEnergy’s liquidity or results of operations, including, without limitation, that conditions to our settlement agreement with respect to the FES Bankruptcy settlement agreement may not be met or that such settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES, FENOC or their creditors; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs through FE Tomorrow, which is the FirstEnergy initiative launched in late 2016 to identify our optimal organization structure and properly align corporate costs and systems to efficiently support FirstEnergy as a fully regulated company going forward, and other initiatives, and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments at the federal and state levels, including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers' demand for power, including, but not limited to, the impact of state and federal energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes to federal and state environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make additional contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the decommissioning of the retired nuclear facility owned by FirstEnergy subsidiaries; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by the unionized workforce of FirstEnergy subsidiaries; changes to significant accounting policies; any changes in tax laws or regulations, including the Tax Cuts and Jobs Act, adopted December 22, 2017, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on FirstEnergy’s common stock, and thereby on FirstEnergy’s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s SEC filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with any subsequent Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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